EXHIBIT 10.10

Execution Version

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eighth Amendment to Credit Agreement (the “Amendment”), dated as of the 13th day of May, 2011, is among Vitamin Cottage Natural Food Markets, Inc. (the “Company”), the Lenders under the Credit Agreement (as defined below), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as a Lender and as Administrative Agent under the Credit Agreement. JPMorgan in its capacity as Administrative Agent under the Credit Agreement is sometimes referred to herein as the “Agent.” Capitalized terms used in this Amendment and not defined in this Amendment shall have the meaning given to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS

A.            The Company, the Lenders and the Agent entered into that certain Agreement, dated as of September 29, 2006 (as amended as described below, the “Credit Agreement”), under the terms of which the Lenders agreed to extend credit to the Company as described in Article II of the Agreement. On November 2, 2006, the Lenders, the Agent and the Company entered into a First Amendment to Credit Agreement (herein “First Amendment”), which is incorporated herein by reference. On December 13, 2006, the Lenders, the Agent and the Company entered into a Second Amendment to Credit Agreement (herein “Second Amendment”), which is incorporated herein by reference. On June 26, 2007, the Lenders, the Agent and the Company entered into a Third Amendment to Credit Agreement (herein “Third Amendment”), which is incorporated herein by reference. On November 30, 2008, the Lenders, the Agent and the Company entered into a Fourth Amendment to Credit Agreement (herein “Fourth Amendment”), which is incorporated herein by reference. On June 30, 2009, the Lenders, the Agent and the Company entered into a Fifth Amendment to Credit Agreement (herein “Fifth Amendment”), which is incorporated herein by reference. On June 30, 2010, the Lenders, the Agent and the Company entered into a Sixth Amendment to Credit Agreement (herein “Sixth Amendment”), which is incorporated herein by reference. On December 21, 2010, the Lenders, the Agent and the Company entered into a Seventh Amendment to Credit Agreement (herein “Seventh Amendment”), which is incorporated herein by reference.

B.            Boulder VC has executed and delivered the Boulder VC Guaranty.

C.            VC Two has executed and delivered the VC Two Guaranty, the Trademark Security Agreement and that certain Pledge and Security Agreement, dated as of November 30, 2008, in favor of Agent for the ratable benefit of the Secured Parties.

D.            Natural Systems, LLC has executed and delivered that certain Pledge and Security Agreement, dated as of December 18, 2008, in favor of Agent for the ratable benefit of the Secured Parties, and that certain Guaranty Agreement, dated as of December 18, 2008, in favor of Agent for the ratable benefit of the Secured Parties.

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F.             The Company has asked the Lenders and the Agent to agree to, and the Lenders and the Agent have agreed to, amend the terms and conditions of the Credit Agreement, in each case subject to and as more fully set forth in this Amendment.

AGREEMENT

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent agree as follows:

1.   Amendment. Section 1.01 of the Credit Agreement is hereby amended as follows:

a.     SECTION 1.01. Definition of Applicable Margin. The definition of “Applicable Margin” is hereby deleted in its entirety and substituted therefor is the following:

“‘Applicable Margin’ means, with respect to any CBFR Loan or Eurodollar Loan, or with respect to the unused commitment fees payable pursuant to Section 2.11(b) hereunder, as the case may be, the applicable rate per annum set forth in the applicable table set forth below under the caption “CBFR Spread,” “Eurodollar Spread” or “Unused Fee Rate,” as the case may be, based upon the Consolidated Leverage Ratio applicable at such time and during the applicable time periods as follows:

(a) at any time during which the Company and its Subsidiaries maintain all of their merchant processing business with the Administrative Agent or an Affiliate thereof:

Tier	Consolidated Leverage Ratio	CBFR Spread	Eurodollar Spread	Unused Fee Rate
1	<3.25x	0.05%	1.55%	0.375%
2	>3.25x and <4.00x	0.30%	1.80%	0.375%
3	> 4.00x	0.55%	2.05%	0.375%

and

(b) at any time during which the Company and its Subsidiaries do not maintain all of their merchant processing business with the Administrative Agent or an Affiliate thereof:

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Tier	Consolidated Leverage Ratio	CBFR Spread	Eurodollar Spread	Unused Fee Rate
1	<3.25x	1.55%	3.05%	0.50%
2	>3.25x and <4.00x	1.80%	3.30%	0.50%
3	> 4.00x	2.05%	3.55%	0.50%

; provided that, without limiting the application of the highest Applicable Margin pursuant to the terms this definition, the parties hereto acknowledge that from and including May 13, 2011 until the first Adjustment Date (defined below), the Applicable Margin shall be as set forth in Tier 2 of the applicable preceding table.

The Applicable Margin shall be adjusted based on the Consolidated Leverage Ratio as of each fiscal quarter end (beginning with the fiscal quarter ending June 30, 2011) (each, a “Calculation Date”) as evidenced by the compliance certificate of a Financial Officer as required by Section 5.01(c) with respect to such Calculation Date, with such adjustments relating to any such Calculation Date to become effective on the date (each, an “Adjustment Date”) that is the first day of the second fiscal quarter beginning after the relevant Calculation Date, and to remain in effect until the next adjustment to be effected pursuant to the terms of this paragraph. Without limiting the application of the highest Applicable Margin pursuant to the terms of the immediately prior sentence, in the event any financial statements required under Section 5.01(a) or (b), or the compliance certificate referred to above, are not delivered (x) in the case of Section 5.01(a), within 120 days after the end of each fiscal year of the Borrower, or (y) in the case of Section 5.01(b) or (c), within the time periods specified in Section 5.01(b) or (c), as applicable, then, in each instance, the highest rate set forth in each column of the applicable table above shall apply from the date such financial statements or compliance certificate were required to be delivered until the date such financial statements or compliance certificate are actually delivered. Nothing in this definition shall restrict or otherwise limit the Lenders’ rights to exercise any and all remedies under this Agreement or any Loan Document (including without limitation the right to impose the default rate of interest as set forth in Section 2.12(c)) if the Borrower fails at any time to comply with Section 6.12(a).”

2.                             Effective Date. This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “Effective Date”):

a.           The Company shall have (i) executed and delivered or caused to be executed and delivered this Amendment and all other documents reasonably required by the Agent and (ii) complied with such additional conditions and requests as the Agent may reasonably require.

b.           (i) All representations and warranties made in the Credit Agreement shall be true, complete and correct in all material respects as of the date hereof as if made on the date hereof, and (ii) no default or Event of Default shall have occurred and be continuing under any of the Loan Documents or will occur as a result of this Amendment.

c.           The Company shall pay or cause to be paid all of the reasonable expenses incurred by the Agent in connection with the preparation of, and transactions contemplated by, this Amendment, including, without limitation, the reasonable fees and disbursements of the Agent’s attorneys and their staff.

3.             Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants that the execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action, and does not (i) require any consent or approval of the Company’s shareholders, if any; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Company, or the constitutive documents of the Company; (iv) result in a breach of or constitute a default under any other loan or credit agreement or any other material agreement, or any lease or instrument to which the Company is a party or by which any of its properties might be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than any security interest held by the Agent in any of the Company’s assets) upon or with respect to any of the properties now owned or hereafter acquired by the Company.

4.                 Miscellaneous.

a.               The Company hereby certifies to the Agent that as of the date of this Amendment (i) all of the Company’s representations and warranties contained in the Loan Documents are true, complete and correct in all material respects as if made on the date hereof, and (ii) no default or Event of Default has occurred and is continuing under any Loan Document or will occur as a result of this Amendment.

b.              Except as expressly set forth herein, the Loan Documents shall remain as originally stated and in full force and effect. The Company hereby confirms and ratifies each of the provisions of the Loan Documents as amended hereby. The Loan Documents shall be amended as set forth in this Amendment and shall be deemed modified as of the Effective Date. From and after the Effective Date all references to any Loan Document in the Loan Documents shall be deemed references to the Loan Documents as amended hereby.

c.               Each of the Company, Boulder VC, VC Two and Natural Systems hereby absolutely and unconditionally releases and forever discharges the Agent, each Lender and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that the Company, Boulder VC, VC Two and Natural Systems has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

d.              This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

e.               THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

f.               This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment shall become a part of the “Loan Documents.”

EXECUTION PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Credit Agreement as of the date first set forth above.

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.,
a Colorado corporation

By:	/s/ Kemper lsely
Kemper lsely, Co-President

JPMORGAN CHASE BANK, N.A,
as a Lender and as Administrative Agent

By:	/s/ Nancy J. Broome
Nancy J. Broome, Senior Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS:

Each of the undersigned hereby (i) acknowledges the accuracy of the Recitals in the foregoing Amendment, (ii) consents to the modification of the Credit Agreement and the other Loan Documents and to all other matters in the foregoing Amendment, (iii) reaffirms the Boulder VC Guaranty executed by Boulder VC, the VC Two Guaranty executed by VC Two (notwithstanding the fact that VC Two has become a Subsidiary of the Company), and the Guaranty executed by Natural Systems, and any other agreements, documents and instruments securing or otherwise related thereto, including, without limitation, the Trademark Security Agreement (collectively, the “Guarantor Documents”), (iv) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged (notwithstanding the fact that VC Two has become a Subsidiary of the Company) and are valid, binding and enforceable in accordance with their respective terms, (v) agrees that all references, if any, in the Guarantor Documents to the Credit Agreement and the other Loan Documents are modified to refer to those documents as modified by the Amendment, and (vi) agrees to be bound by the release of the Agent and the Lenders as set forth in the Amendment. All capitalized terms above not otherwise defined have the meanings given them in the foregoing Amendment.

BOULDER VITAMIN COTTAGE GROUP, LLC
By:	Vitamin Cottage Natural Food Markets, Inc., its Manager

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President of Vitamin Cottage Natural Food Markets, Inc.

VITAMIN COTTAGE TWO LTD. LIABILITY COMPANY

By:	/s/ Kesmper Isely
Name:	Kemper Isely
Title:	Manager

NATURAL SYSTEMS, LLC

By:	/s/ Zephyr Isely
Name:	Zephyr Isely
Title:	Manager